Exhibit 10.41

December 7,2023

Hoya Topco, LLC

24 E. Washington St., Suite 900

Chicago, IL 60602

Attn: Stanley Chia

Email: stan@vividseats.com

Re: Warrant Termination

Reference is made to that certain Private Warrant Agreement, dated October 18, 2021 (the “Warrant Agreement”), between Hoya Topco, LLC, a Delaware limited liability company (“Hoya Topco”), and Vivid Seats Inc., a Delaware corporation (“Vivid Seats” and, together with Hoya Topco, each a “Party” and together, the “Parties”). Defined terms used herein shall have the meanings set forth in the Warrant Agreement.

Hoya Topco hereby agrees that the Warrants to purchase 2,000,000 Class B Shares pursuant to the Warrant Agreement shall be terminated, cancelled, null and void and no longer be outstanding as the date hereof. Hoya Topco further acknowledges and agrees that no amounts are payable or owed to it on account of the terminations and cancellations set forth above. For the avoidance of doubt, the Warrants to purchase the remaining 4,000,000 Class B Shares pursuant to the Warrant Agreement shall remain in full force and effect and shall not be effected in any way by the terms of this letter agreement.

Any amendment, supplement or modification of or to any provision of this letter agreement, and any waiver of any provision of this letter agreement, shall be effective only if it is made in writing and signed by the applicable Party or Parties. This letter agreement may be executed in any number of counterparts, and signature pages may be delivered by portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same letter agreement. This letter agreement and the rights of each of the Parties shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Any controversy, claim or dispute between the parties hereto relating to or arising from this letter agreement shall be brought exclusively in the state or federal courts located in New Castle County in the State of Delaware. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such dispute in any such court. Each Party agrees that service of any process, summons, notice or document sent in accordance with this letter agreement shall be effective service of process in any dispute with respect hereto.

[Signature Pages Follow]

Very truly yours,

VIVID SEATS INC.

By: /s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer

Accepted and Agreed:

HOYA TOPCO, LLC

By: /s/ Stanley Chia
Name: Stanley Chia
Title: Chief Executive Officer